                                                                   Exhibit 4.3

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF SEPTEMBER 27, 1996 AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
(E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR AND, IF APPLICABLE, THE TRANSFEREE TO THE TRUSTEE.

    THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

    UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                      FINGERHUT                     $
NO.                          COMPANIES, INC.                  CUSIP
                        7.375% SENIOR NOTES DUE               NO.


    FINGERHUT COMPANIES, INC., a Minnesota corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of
________________________ on September 15, 1999 (the "Maturity Date"), and to
pay interest thereon from September 27, 1996 or from the most recent date to which interest has been paid or duly provided for, semiannually on March 15 and September 15 in each year (each, an "Interest Payment Date"), commencing March 15, 1997, and at Maturity, at the rate of 7.375% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note shall be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Interest Payment Date or the Maturity Date is not a Business Day, the interest and, with respect to the Maturity Date, principal otherwise payable on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date.

    The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of September 27, 1996 among the Company and the Initial Purchasers named therein (as the same may be amended from time to time, the "Registration Rights Agreement").

    (i) If (A) neither the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is filed with the Securities and Exchange Commission (the "Commission") on or prior to the 45th day after the Issue Date (as such term is defined in the Registration Rights Agreement) or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, then, as liquidated damages, additional interest ("Additional Interest") shall accrue on the principal amount of the Notes at a rate of .50% per annum; or

    (ii) If (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to the 75th day after the applicable filing date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 75th day after the date such Shelf Registration Statement was required to be filed, then, commencing on the 76th day after the applicable required filing date, Additional Interest shall accrue on the principal amount of the Notes at a rate of .50% per annum; or

    (iii) If (A) the Company has not exchanged Exchange Notes (as such term is defined in the Registration Rights Agreement) for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of its effective date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes at a rate of .50% per annum commencing on (x) the 151st day after such effective date, in the case of
(A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above.

PROVIDED, HOWEVER, that the Additional Interest rate on the Notes may not exceed in the aggregate .50% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause
(iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)
(B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on each Interest Payment Date to the Holders of record on the Regular Record Date.

    Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address
shall appear in the Security Register.   Payment of the principal of and
interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation of this Note.

    Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:



                                             FINGERHUT COMPANIES, INC.



                                             By   _________________________
                                             Name:  Peter G. Michielutti
                                             Title:  Senior Vice President and
                                             Chief Financial Officer

    [SEAL]



                                             Attest  ______________________
                                             Name:   Robert W. Oberrender
                                             Title:  Vice President and
                                                      Treasurer



TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION


THIS IS ONE OF THE SECURITIES OF THE
SERIES DESIGNATED HEREIN AND ISSUED
PURSUANT TO THE WITHIN-MENTIONED
INDENTURE.


FIRST BANK NATIONAL ASSOCIATION,
    as Trustee


By  ____________________________
       Authorized Signatory

[REVERSE SIDE OF NOTE]

    This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of September 15, 1996 (herein called, together with all indentures supplemental thereto, the "Indenture") between the Company and First Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000.

    The Notes are not subject to redemption prior to maturity.

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

    As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Notes of this series are issuable only in fully registered form without coupons in denominations of $250,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    This Note shall be governed by and construed in accordance with the laws of the State of New York.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          _________________________________

                                    ABBREVIATIONS

    The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM--as tenants in common
    TEN ENT--as tenants by the entireties
    JT TEN--as joint tenants with right of survivorship
              and not as tenants in common
    UNIF GIFT MIN ACT--_______________Custodian_______________
                           (Cust)                  (Minor)

                           under Uniform Gift to Minors Act

                               _______________________
                                       (State)

Additional abbreviations may be used though not in the above list.

                          _________________________________

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

                      ________________________________________________________
                      (Name and address of assignee, including zip code, must
                       be printed or typewritten)


______________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________ Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated  _______________   _____________________________________________________

                         _____________________________________________________



    NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of NEW YORK OR by a member of the New York Stock Exchange (Exchange).

                               CERTIFICATE OF TRANSFER


         In connection with any transfer of this Note occurring prior to the date that is three years after the later of September 27, 1996 and the last date on which this Note (or any Predecessor Security) was owned by the Company or any affiliate of the Company, the undersigned confirms that this
Note is being transferred:

CHECK ONE BOX BELOW


__ (a) As long as this note is              __ (c) to an institutional "accredited
       eligible for resale pursuant                investor" (as defined in Rule
       to Rule 144 under the Securities            501(a)(1), (2), (3) or (7) under
       Act of 1933, as amended, to a               the Securities Act of 1933, as
       person the undersigned reasonably           amended) that has furnished to the
       believes is a "qualified                    Trustee a signed letter containing
       institutional buyer" (a "QIB")              certain representations and
       as defined in such Rule 144A                agreements (the form of which
       that purchases for its own                  letter can be obtained from the
       account or for the account of               Trustee); or
       a QIB to whom notice is given
       that the transfer is being made
       in reliance on such Rule 144A;

__ (b) pursuant to offers and sales to      __ (d) to the Company.
       non-U.S. persons that occur
       outside of the United States
       within the meaning of Regulation S
       under the Securities Act of 1933,
       as amended;


         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

Dated:


______________________________
         SIGNATURE


Signature Guaranteed:


______________________________
          SIGNATURE

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.


         The undersigned represents and warrants that it is acquiring this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or any such account , as the case may be, is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE:  To be executed by an executive officer


_____________________________